                            COLUMBUS CIRCLE INVESTORS

                                 CODE OF ETHICS

                      Amended and Restated January 22, 2002

                                  INTRODUCTION

FIDUCIARY DUTY

     This Code of Ethics (the "Code") is based on the principle that you, as a director, officer or employee of Columbus Circle Investors, owe a fiduciary duty to the shareholders of the registered investment companies (the "Funds") and other clients (together with the Funds, the "Advisory Clients") for which Columbus Circle Investors serves as an advisor or subadvisor. Accordingly, you must avoid activities, interests and relationships that might interfere or appear to interfere with making decisions in the best interests of our Advisory Clients.

     At all times, you must:

          1. Place the interests of our Advisory Clients first. In other words, as a fiduciary you must scrupulously avoid serving your own personal interests ahead of the interests of our Advisory Clients. You may not cause an Advisory Client to take action, or not to take action, for your personal benefit rather than the benefit of the Advisory Client. For example, you would violate this Code if you caused an Advisory Client to purchase a security you owned for the purpose of increasing the price of that security. If you are an Advisory Person (as defined below), you would also violate this Code if you made a personal investment in a security that might be an appropriate investment for an Advisory Client without first considering the security as an investment for the Advisory Client.

          2. Conduct all of your personal securities transactions in full compliance with this Code. You must not take any action in connection with your personal investments that could cause even the appearance of unfairness or impropriety. Accordingly, you must comply with the policies and procedures set forth in this Code. Doubtful situations should be resolved against your personal trading.

          3. Avoid taking inappropriate advantage of your position. The receipt of investment opportunities, gifts or gratuities from persons seeking business with Columbus Circle Investors directly or on behalf of an Advisory Client could call into question the independence of your business judgment. Accordingly, you must comply with the policies and procedures set forth in this Code under the heading FIDUCIARY DUTIES. Doubtful situations should be resolved against your personal interest.

     Investing is a good practice. Columbus Circle Investors believes that personal investing which is consistent with Columbus Circle Investors' investment philosophy provides useful training for the investment of our Advisory Clients' assets. Accordingly, Columbus Circle Investors encourages personal investing. On the other hand, Columbus Circle Investors believes that short-term trading is inconsistent with the Columbus Circle Investors' investment philosophy which emphasizes an investment rather than a trading approach to the achievement of favorable investment results.

     This Code is adopted pursuant to the requirements of Rule 17j-1 under the Investment Company Act of 1940 that registered investment companies and their advisors adopt a written code of ethics, and Section 204A and Rule 204-2(a)(12) of the Investment Advisers Act of 1940 that registered investment advisors adopt procedures reasonably designed to prevent the misuse of material non-public information and maintain records of personal securities transactions of advisory personnel, respectively.

     Every Access Person must read, acknowledge receipt of, and retain this Code.

APPENDICES

     The following appendices are attached to this Code and are a part of this
Code:

          I. Form for report of initial and annual personal securities holdings.

          II.  Form for quarterly report of personal securities transactions.

          III. Form for acknowledgment of receipt of this Code.

          IV.  Form for annual certification of compliance with this Code.

COMPLIANCE OFFICIALS

     The Compliance Committee is comprised of four senior managing directors and the Chief Compliance Officer: Donald Chiboucas, Anthony Rizza, Marc Felman, Clifford Fox, and Frank Cuttita. The Clearance Officers are Donald Chiboucas, Anthony Rizza, Clifford Fox and Marc Felman. The Compliance Officer is Frank Cuttita. The Compliance Registrar is Mary Frances Scavo. No member of the Compliance Committee may take part in a decision relating to a Covered Security (as such term is defined below) in which such person has or, as part of the transaction in question, would acquire Beneficial Ownership (as such term is defined below).

QUESTIONS

     Questions regarding this Code should be addressed to the Compliance Officer. As of the effective date of this Code, the Compliance Officer to whom such questions should be addressed is Frank Cuttita.

DEFINITIONS

     A. "Access Person" means any director, officer, general partner, or Advisory Person of Columbus Circle Investors.

     B. "Advisory Client" means investment companies and other clients for which Columbus Circle Investors serves as advisor or subadvisor.

     C. "Advisory Person" means (i) any employee of Columbus Circle Investors (or of any company in a control relationship to Columbus Circle Investors) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities by an Advisory Client, or whose functions relate to the making of any recommendations with respect to the purchases or sales; and (ii) any natural person in a control relationship to Columbus Circle Investors who obtains information concerning recommendations made to an Advisory Client with regard to the purchase or sale of Covered Securities by an Advisory Client.

     D. A security is "being considered for purchase or sale" when a recommendation to purchase or sell a security has been made and communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

     E. "Beneficial Ownership" shall be interpreted in the same manner as it would be under Rule 16a-1(a)(2) of the Securities Exchange Act of 1934 (the "Exchange Act") in determining whether a person has beneficial ownership of a security for purposes of Section 16 of the Exchange Act and the rules and regulations thereunder. In this regard, beneficial ownership will be deemed to exist if a person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares, a direct or indirect pecuniary interest in the securities (i.e., an opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the securities). Under this definition, an indirect pecuniary interest in securities generally includes, but is not limited to, securities held by members of a person's immediate family sharing the same household provided, however, this presumption of beneficiary ownership may be rebutted, a person's interests in securities held in certain trusts, a general partner's proportionate interest in the portfolio securities held by a general or limited partnership, a person's right to receive dividends that is separated or separable from the underlying securities (otherwise a right to receive dividends alone shall not represent a pecuniary interest) and a person's right to acquire securities through the exercise or conversion of any derivative security whether or not presently exercisable. A person will not be deemed to be the beneficial owner of portfolio securities held by a corporation or similar entity in which the person owns securities if the shareholder is not a controlling shareholder of the entity and does not have or share investment control over the entity's portfolio. See the Section "Personal Securities Transactions -- Beneficial Ownership" for a further discussion of determining Beneficial Ownership.

     F. "Control" shall have the same meaning as that set forth in Section 2(a)(9) of the 1940 Act.

     G. "Covered Security" shall mean a Security as defined in item N below (in effect, all securities) except that it shall not include direct obligations of the Government of the United States; bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and shares issued by registered open-end investment companies.

     H. "Initial Public Offering" means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934.

     I. "Investment Company" means a company registered under the 1940 Act for which Columbus Circle Investors is an investment advisor or subadvisor.

     J. "Investment Personnel" of Columbus Circle Investors means (i) any employee of Columbus Circle Investors (or of any company in a control relationship to Columbus Circle Investors) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Advisory Client; and (ii) any natural person who controls Columbus Circle Investors and who obtains information concerning recommendations made to the Advisory Client regarding the purchase or sale of securities by the Advisory Client.

     K. "Limited Offering" shall mean an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or
Section 4(6) or pursuant to Rule 504, Rule 505 or Rule 506 under the Securities Act of 1933.

     L. "Portfolio Manager" means those employees entrusted with the authority and responsibility to make investment decisions affecting an Advisory Client.

     M. "Purchase or Sale of a Covered Security" includes, among other things, the writing of an option to purchase or sell a Covered Security.

     N. "Security" shall mean any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option or privilege entered into on a national securities exchange relating to foreign currency or, in general, any interest or instrument commonly known as a "security", or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any security of the foregoing.

     O. "Security held or to be acquired" by an Advisory Client means (a) any Covered Security which, within the most recent fifteen days (i) is or has been held by an Advisory Client or (ii) is being or has been considered by an Advisory Client or Columbus Circle Investors for purchase by an Advisory Client; and (b) any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security described in
(a) of this item O.

                                FIDUCIARY DUTIES

GIFTS

     You may not accept any investment opportunity, gift, gratuity or other thing of more than nominal value, from any person or entity that does business, or desires to do business, with Columbus Circle Investors directly or on behalf of an Advisory Client. You may accept gifts from a single giver so long as their aggregate annual value does not exceed $100, and you may attend business meals, sporting events and other entertainment events at the expense of a giver, so long as the expense is reasonable and both you and the giver are present.

SERVICE AS A DIRECTOR

     You may not serve on the board of directors or other governing board of a publicly traded company, unless you have received the prior written approval of the Compliance Committee of Columbus Circle Investors. Approval will not be given unless a determination is made that your service on the board would be consistent with the interests of our Advisory Clients. If you are permitted to serve on the board of a publicly traded company, you will be isolated from those Advisory Persons who make or participate in the investment decisions with respect to the Securities of that company, through a "Chinese Wall" or other procedures.

                        PERSONAL SECURITIES TRANSACTIONS

TRADING IN GENERAL

     Access Persons may not engage, and may not permit any other person or entity to engage, in any purchase or sale of a Covered Security in which such Access Person has, or by reason of the transaction will acquire Beneficial Ownership, unless (i) the transaction is an Exempt Transaction or (ii) you have complied with the procedures set forth below under Preclearance Procedures.

BENEFICIAL OWNERSHIP

     To determine whether a person has "Beneficial Ownership," Access Persons are considered to have Beneficial Ownership of Securities if such Access Person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise have or share a direct or indirect "pecuniary interest" in such Securities.

     An Access Person has a pecuniary interest in the Securities if such Access Person has the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the Securities.

     The following are examples of an indirect pecuniary interest in Securities:

          Securities held by members of an Access Person's immediate family sharing the same household; however, this presumption may be rebutted by convincing evidence that profits derived from transactions in these Securities will not provide such Access Person with any economic benefit.

          Immediate family means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and includes any adoptive relationship.

          Access Person's proportionate interest as a general partner in portfolio Securities held by a general or limited partnership.

          Access Person's interest as a manager-member in the Securities held by a limited liability company.

     Access Persons do not have an indirect pecuniary interest in the portfolio Securities held by a corporation or similar entity in which you own securities if such Access Person is not a controlling shareholder of the entity and do not have or share investment control over the entity's portfolio.

     The following circumstances constitute Beneficial Ownership of Securities held by a trust by an Access Person:

          If an Access Person is a trustee of the Trust and has a pecuniary interest in any holding or transaction in the issuer's securities held by the Trust as well as if an Access Person is trustee and members of such Access Person's immediate family receive certain performance fees or a member of such Access Person's immediate family is a beneficiary to the Trust.

          If an Access Person is a beneficiary to a Trust and such Access Person
     (a) shares investment control with the trustee with respect to a trust transaction, the transaction shall be attributed to such Access Person as well as the trust, (b) has investment control with respect to a trust transaction without consultation with the trustee, the transaction shall be attributed to such Access Person and (c) such Access Person shall be deemed to have pecuniary interest in the issuer's securities held by a trust to the extent of such Access Person's pro rata interest in the trust where the trustee does not exercise exclusive control. For instance, an Access Person who holds securities as a beneficiary of a trust over which he has investment discretion, such as a 401(k) or other participant-directed employee benefit plan, would be considered beneficial owner of securities in the plan.

          If an Access Person is a settlor of a trust and reserve the right to revoke the trust without the consent of another person, the trust holdings and transactions shall be attributed to you; provided, however, if the settlor does not exercise or share investment control over the issuer's securities held by the trust, the trust holdings and transactions shall be attributed to the Trust instead of you as settlor.

EXEMPT TRANSACTIONS

     The following are Exempt Transactions, which are excluded from the preclearance procedures:

          Any transaction in a Security that is not a Cover Security.

          Any transaction in Securities in an account over which you do not have any direct or indirect influence or control. There is a presumption that you can exert some measure of influence or control over accounts held by members of your immediate family sharing the same household, but this presumption may be rebutted by convincing evidence.

          Purchases of Securities under dividend reinvestment plans.

          Purchases of Securities by exercise of rights issued to the holders of a class of Securities pro rata, to the extent they are issued with respect to Securities of which you have Beneficial Ownership.

          Acquisitions or dispositions of Securities as the result of a stock dividend, stock split, reverse stock split, merger, consolidation, spin-off or other similar corporate distribution or reorganization applicable to all holders of a class of Securities of which you have Beneficial Ownership.

          Purchases or sales of up to $1,000,000 in total notional open interest per calendar month, per index, of exchange-traded options on broadly-based indices. A broadly-based index is an index with an average notional open interest during the preceding calendar quarter in excess of $1 billion.

          Such other classes of transactions as may be exempted from time to time by the Compliance Committee. The Compliance Committee may exempt designated classes of transactions from any of the provisions of this Code except the provisions set forth below under Reporting. Any such exemption shall be based upon a determination by the Compliance Committee that the class of transaction does not involve any realistic possibility of a violation of Rule 17j-l under the Investment Company Act of 1940, as amended.

          Such other specific transactions as may be exempted from time to time by the Compliance Committee or a Compliance Officer on a case-by-case basis where the equities of the situation support such an exemption and where the transaction does not involve any realistic possibility of a violation of Rule 17j-l under the Investment Company Act of 1940, as amended. The Compliance Committee or a Compliance Officer may exempt a specific transaction from any of the provisions of this Code except the provisions set forth below under Reporting.

PRECLEARANCE PROCEDURES

     If a Covered Securities transaction requires preclearance:

          The Covered Securities may not be purchased or sold on any day during which there is a pending buy or sell order in the same Covered Security on behalf of an Advisory Client until that order is executed or withdrawn.

          The Covered Securities may be purchased or sold only on behalf of an Access Person, directly or indirectly, if such Access Person has asked a Clearance Officer to preclear the purchase or sale, such Clearance Officer has given the Access Person preclearance in writing or by e-mail, and the purchase or sale is executed by the close of business on the day preclearance is given. Preclearance will not be given unless a determination is made that the purchase or sale complies with this Code and the foregoing restrictions. All requests for preclearance shall be sent by e-mail to a Clearance Officer and to the Compliance Registrar.

          A copy of all approved preclearance requests must be filed or sent by the Clearance Officer to the Compliance Registrar.

     Any trade for which preclearance is granted remains approved notwithstanding a subsequent decision by Columbus Circle Investors to trade in such Covered Security for client accounts.

INITIAL PUBLIC OFFERINGS

     If you are Investment Personnel, you may not directly or indirectly acquire Beneficial Ownership of any Securities in an initial public offering.

LIMITED OFFERINGS

     If you are Investment Personnel, you may not directly or indirectly acquire Beneficial Ownership of any Securities in a Limited Offering (e.g., a private placement), unless you have received the prior written approval of a majority of the Compliance Committee of Columbus Circle Investors. Approval will be not be given unless a determination is made that the investment opportunity has not been offered to you by virtue of your position.

     If you have acquired Beneficial Ownership in Securities in a Limited Offering, you must disclose your investment when you play a part in any consideration of an investment by an Advisory Client in the issuer of the Securities, and any decision to make such an investment must be independently reviewed by a portfolio manager who does not have Beneficial Ownership of any Securities of the issuer.

SHORT-TERM TRADING PROFITS

     Because Columbus Circle Investors believes that investing and not short-term trading is the appropriate investment approach, short-term (60 days or shorter holding period) trading is discouraged. A pattern of short-term trading will result in the Compliance Committee withholding clearance on future trading requests.

     Access Person is considered to profit from a short-term trade if Securities of which an Access Person has Beneficial Ownership are sold for more than their purchase price, even though the Securities purchased and the Securities sold are held of record or beneficially by different persons or entities.

     This section does not apply to Exempt Transactions.

BLACK OUT PERIOD

     Except as provided below, Covered Securities may not be purchased or sold during the period which begins seven full days before and ends seven full days after the day on which a portfolio Columbus Circle Investors manages trades in the same Covered Security.

     The following transactions require preclearance but are exempt from the prohibition against trades during such seven-day period:

     (a) Transactions in Covered Securities traded within the preceding seven days by Columbus Circle Investors for an Advisory Client, provided that (i) the trading for the client has been completed and (ii) the trade in which the Managing Director, officer or employee has or acquires Beneficial Ownership is not contrary to the trade done for the Advisory Client; and

     (b) Transactions in Covered Securities proposed to be traded within the seven succeeding days by Columbus Circle Investors for an Advisory Client, provided that (i) the trading for the client has not commenced and (ii) the trade in which the Managing Director, officer or employee has or acquires Beneficial Ownership is contrary to the trade proposed for the Advisory Client.

                     USE OF BROKER-DEALERS AND CONFIRMATIONS

     Every Access Person may not engage, and may not permit any other person or entity to engage, in any purchase or sale of a publicly-traded Covered Security of which such Access Person has, or by reason of the transaction will acquire, Beneficial Ownership, except through a registered broker-dealer. Every Access Person must direct each broker-dealer who maintains an account for Covered Securities of which such Access Person has direct or indirect Beneficial Ownership, to supply to the Compliance Registrar, Mary Frances Scavo, duplicate copies of confirmations of all securities transactions in the account and copies of periodic statements for the account.

                                    REPORTING

     The Compliance Committee shall identify all Access Persons who are under the duty to complete and provide the reports described below and shall inform such persons of such duty.

     The Compliance Committee shall establish and maintain procedures by which appropriate management or compliance personnel will review the account statements and the reports required to made pursuant to this Reporting section.

     All reports and account statements received by Columbus Circle Investors shall be kept confidential except to the extent that disclosure may be required by regulatory authorities and that disclosure, on a confidential basis, may be made for an audit of compliance procedures.

INITIAL & ANNUAL HOLDINGS REPORTS

     If you are an Access Person, you must report no later than 10 days after the person becomes an Access Person to the Compliance Officer the following information:

          a. the title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect Beneficial Ownership when the person became an Access Person;

          b. the name of any broker, dealer or bank with whom the Access Person maintained an account in which any Securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person*; and

          c. the date that the report is submitted by the Access Person.

     * Please note the report requires disclosure of the name of any broker-dealer or bank with which the Access Person has an account in which "any Securities" are held for his direct or indirect benefit and not just accounts holding Covered Securities.

     The above information is updated annually. More specifically, the Access Person must submit annually thereafter a holdings report setting forth the above-specified information which must be current as of a date no more than 30 days before the report is submitted. The Form used to report personal holdings is set forth in Appendix I.

QUARTERLY TRANSACTION REPORTS

     Every Access Person must report to the Compliance Officer no later than ten days after the end of the calendar quarter, the following information:

     a. With respect to any transaction during the quarter in a Covered Security in which the Access Person had any direct or indirect Beneficial Ownership:

               1. The date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Covered Security involved;

               2. The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

               3. The price of the Covered Security at which the transaction was effected;

               4. The name of the broker, dealer or bank with or through which the transaction was effected; and

               5. The date that the report is submitted by the Access Person.

          The foregoing includes reporting securities acquired through a gift or inheritance.

          b. With respect to any account established by the Access Person in which any Securities were held during the quarter for the direct or indirect benefit of the Access Person*:

               1. The name of the broker, dealer or bank with whom the Access Person established the account;

               2. The date the account was established; and

               3. The date that the report is submitted by the Access Person.

               * Please note the requirement requires the Access Person to report any account established by the Access Person during the quarter in which "any Securities" were held and not just accounts holding Covered Securities.

               c. If an Access Person instructs all broker-dealers, who hold Securities in which such Access Person has beneficial ownership, to provide duplicate broker-trade confirmations and account statements required under the above section entitled "Use of Broker-Dealers and Confirmations" to the Compliance Officer within the time period required for a Quarterly Transaction Report (i.e., within 10 days after the end of the applicable calendar quarter) and provides the information required in part b. above, then such Access Person need only represent on the Quarterly Transaction Report:

                    1. that he/she has directed all broker-dealers who hold any
               Securities in which such Access Person has beneficial ownership to send duplicate confirmations and account statements to the Compliance Officer;

          2. the form of such confirmations, account statements or records provide to Columbus Circle Investors contain all the information required in a Quarterly Transaction Report; and

          3. with respect to any account established during the applicable quarter in which the Access Person has beneficial ownership in Securities, the information provided in accordance with part b. is true and accurate.

It is the obligation of each Access Person relying on part c. to ensure compliance with its requirements. The Form used for the Quarterly Transaction Report has been attached as Appendix II.

     Exceptions to Reporting Requirements

     a. A person need not make a report to the Compliance Officer under the Reporting Section above with respect to transactions effected for, and Covered Securities held in, any account over which the person has no direct or indirect influence or control.

     b. An Access Person need not make a Quarterly Transaction Report to the Compliance Officer if all the information in the report would duplicate information required to be recorded under Rules 204-2(a)(12) or 204-2(a)(13) of the Investment Advisers Act of 1940 or Rule 17j-1 of the Investment Company Act of 1940. In this case you may certify on your Quarterly Transaction Report under Section C that your trade confirmation and/or brokerage account statements represent all transactions which must be reported.

                                   COMPLIANCE

CERTIFICATE OF RECEIPT

     You are required to acknowledge receipt of your copy of this Code. A Form for this purpose is attached to this Code as Appendix III.

CERTIFICATE OF COMPLIANCE

     You are required to certify upon commencement of your employment or the effective date of this Code, whichever occurs later, and annually thereafter, that you have read and understand this Code and recognize that you are subject to this Code. Each annual certificate will also state that you have complied with the requirements of this Code during the prior year, and that you have disclosed, reported, or caused to be reported all transactions during the prior year in Covered Securities of which you had or acquired Beneficial Ownership. A Form for this purpose is attached to this Code as Appendix IV.

REMEDIAL ACTIONS

     If you violate this Code, you are subject to remedial actions, to be imposed by the Compliance Committee of Columbus Circle Investors, which may include, but are not limited to, disgorgement of profits, imposition of a substantial fine, demotion, suspension or termination.

INTERPRETATIONS AND EXCEPTIONS

     Any questions regarding the applicability, meaning or administration of this Code shall be referred by the person concerned in advance of any contemplated transaction to the Compliance Officer. Exemptions may be granted by such person, if, in his/her judgment, the fundamental obligation of the person involved is not compromised.

                                                                      Appendix I

                            COLUMBUS CIRCLE INVESTORS
                                 Code of Ethics

             PERSONAL SECURITIES INITIAL AND ANNUAL HOLDINGS REPORT

     Please mark the following as applicable:

          If this is your first holdings report being submitted upon becoming an Access Person (as such term is defined in the Code of Ethics), please check the following box and fill in the date you became an Access Person. [_] Date of becoming an Access Person was ______________.

          If an initial report, the information to be provided below should be as of the date you became an Access Person and must be submitted no later than 10 days after you became an Access Person.

          If you are an Access Person and are submitting this holding report as the annual report of your holdings and brokerage accounts, please check the following box. [_]

          If an annual report, the information provided below must be current as of a date no more than 30 days before the report is submitted.

     Please provide the following information for the broker-dealers with whom you maintained an account in which any Securities were held for your direct or indirect benefit.

--------------------------------------------------------------------------------
1.   Name of Employee:
--------------------------------------------------------------------------------
2.   If different than #1, name of the person in whose name
     the account is held:
--------------------------------------------------------------------------------
3.   Relationship of 2 to 1
--------------------------------------------------------------------------------
4.   Broker(s) at which account is maintained:
--------------------------------------------------------------------------------
5.   Account Number(s)
--------------------------------------------------------------------------------
6.   Telephone number(s) of Broker
--------------------------------------------------------------------------------

7. For each account, attach your most recent account statement listing Covered Securities in that account. If you own Covered Securities that are not listed in an attached account statement or the account statement does not reflect the information specified below, please provide the following information with respect to each Covered Security in which you had any direct or indirect beneficial ownership.

-----------------------------------------------------------------------------------------
   NAME OF SECURITY      NUMBER OF SHARES      PRINCIPAL AMOUNT          NAME OF
                                                                       BROKER/DEALER
                                                                          OR BANK
                                                                       WHO MAINTAINS
                                                                     THESE SECURITIES
-----------------------------------------------------------------------------------------


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

(Attach separate sheet if necessary.)

     I certify that to the best of my knowledge this form and the attached statement (if any) constitute all of the information required to be submitted under the Amended and Restated Code of Ethics of Columbus Circle Investors.

Date:
      -----------------------------------   -----------------------------------
                                            Signature


                                            -----------------------------------
                                            Print Name

      Return to _____________.  Questions regarding this Form may be directed to

      __________________________ at ________________.

      Date Submitted to Compliance Officer:  _________________.

                                                                     Appendix II

                      COLUMBUS CIRCLE INVESTORS SECURITIES
                               TRANSACTION REPORT
                   FOR THE CALENDAR QUARTER ENDED [__________]

     To: Compliance Officer

     A. During the quarter referred to above, the following transactions were effected in Covered Securities of which I had, or by reason of such transactions acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to the Amended and Restated Code of Ethics of Columbus Circle Investors.

----------------------------------------------------------------------------------------------------------------------
   SECURITY         DATE OF       INTEREST     NUMBER OF     PRINCIPAL       NATURE OF     PRICE AT    BROKER/DEALER
 (INCLUDE FULL    TRANSACTION     RATE AND      SHARES       AMOUNT OF     TRANSACTION:    WHICH          OR BANK
NAME OF ISSUER)                   MATURITY                  TRANSACTION     (BUY/SELL)     TRANS-ACTION   EFFECTED
                                  DATE (IF                                                  EFFECTED      THROUGH:
                                APPLICABLE)
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------



     B. During the quarter referred to above, I established the following accounts in which any Securities were held during the quarter for my direct or indirect benefit:



                ------------------------------------------------------------------------------
                          NAME OF BROKER/DEALER,              DATE ACCOUNT WAS ESTABLISHED
                     BANK OR ENTITY WITH THE ACCOUNT
                ------------------------------------------------------------------------------

                ------------------------------------------------------------------------------

                ------------------------------------------------------------------------------

                ------------------------------------------------------------------------------

                ------------------------------------------------------------------------------

                ------------------------------------------------------------------------------

                ------------------------------------------------------------------------------

                ------------------------------------------------------------------------------

                ------------------------------------------------------------------------------


     C. In lieu of the information required under A above, I represent that I have given instructions to each broker-dealer who holds Securities in which I have beneficial ownership to provide duplicate trade confirmations and/or brokerage account statements to Columbus Circle

Investors and together with any new accounts listed under B above, such transactions represent all transactions which must be reported pursuant to the Code of Ethics. |_|

         or

         No reportable transactions.  |_|

         This report (i) excludes transactions effected for or securities held in any account over which I had no direct or indirect influence or control, (ii) excludes other transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

         This report is to be signed, dated and returned within ten days of the end of the calendar quarter.

                                         Signature:_____________________________

                                         Printed name:__________________________

                                         Date:__________________________________

         Return by [______________] to Compliance Officer.  Questions regarding this form may be directed to [____________] at [______________].

         Date Submitted to Compliance Officer:  ___________________

                                                                   Appendix III

                            COLUMBUS CIRCLE INVESTORS
                                 Code of Ethics

                  ACKNOWLEDGEMENT OF RECEIPT OF CODE OF ETHICS

     I acknowledge that I have received a copy of the Columbus Circle Investors Amended and Restated Code of Ethics dated January 22, 2002.


Date:____________________________             __________________________________
                                              Signature



                                              __________________________________
                                              Print Name

                                                                    Appendix IV

                            COLUMBUS CIRCLE INVESTORS
                                 Code of Ethics

                        ACKNOWLEDGEMENT OF CERTIFICATION

     I hereby certify that I have read and understand the Amended and Restated Code of Ethics dated January 22, 2002. I recognize that I must disclose or report all personal securities transactions required to be disclosed or reported thereunder and comply in all other respects with the requirements of such Code. I certify that I have, to date, complied and agree to comply in the future with the Code. I also agree to cooperate fully with any investigation or inquiry as to whether a possible violation of the foregoing Code has occurred. I understand that any failure to comply in all aspects with the foregoing and this Code may lead to sanctions, including dismissal.


Date: _____________________________          ___________________________________
                                             Signature


                                             ___________________________________
                                             Print Name